# PLATEAU EXCAVATION, INC.

# AND AFFILIATES

# AUSTELL, GEORGIA

# CONDENSED COMBINED FINANCIAL STATEMENTS

# THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

PLATEAU EXCAVATION, INC.
AND AFFILIATES
CONDENSED COMBINED FINANCIAL STATEMENTS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

## CONTENTS

PLATEAU EXCAVATION, INC.
AND AFFILIATES
CONDENSED COMBINED BALANCE SHEETS
SEPTEMBER 30, 2019 AND DECEMBER 31, 2018
(UNAUDITED)

ASSETS

| | September 30, 2019 | December 31, 2018 |
|---|---|---|
| Current assets: | | |
| Cash and cash equivalents | $ 27,199,604 | $ 15,981,346 |
| Accounts receivable | 81,921,219 | 59,604,494 |
| Costs and estimated earnings in excess of billings on uncompleted contracts | 1,147,905 | 511,330 |
| Prepaid expenses | 248,929 | 45,908 |
| Total current assets | 110,517,657 | 76,143,078 |
| Property and equipment, net | 51,451,110 | 51,839,990 |
| Other assets | 9,720 | 20,537 |
| Total assets | $ 161,978,487 | $ 128,003,605 |

LIABILITIES AND OWNERS' EQUITY

| | September 30, 2019 | December 31, 2018 |
|---|---|---|
| Current liabilities: | | |
| Installment notes payable, principal due within one year | $ - | $ 646,308 |
| Accounts payable | 22,039,416 | 16,627,650 |
| Billings in excess of costs and estimated earnings on uncompleted contracts | 16,539,727 | 28,356,220 |
| Accrued compensation | 31,427,726 | 2,153,265 |
| Accrued expenses | 566,053 | 72,898 |
| State income taxes payable | 218,940 | 477,540 |
| Total current liabilities | 70,791,862 | 48,333,881 |
| Long-term liabilities: | | |
| Installment notes payable, principal due after one year | - | 440,531 |
| Total liabilities | 70,791,862 | 48,774,412 |
| Owners' equity: | | |
| Common stock | 1,100 | 1,100 |
| Retained earnings | 73,337,018 | 59,018,288 |
| Treasury stock, at cost | (46,939) | (46,939) |
| Member's equity | 17,895,446 | 20,256,744 |
| Total owners' equity | 91,186,625 | 79,229,193 |
| Total liabilities and owners' equity | $ 161,978,487 | $ 128,003,605 |

The accompanying notes are an integral part of the condensed combined financial statements.

PLATEAU EXCAVATION, INC.
AND AFFILIATES
CONDENSED COMBINED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(UNAUDITED)

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2019 | 2018 | 2019 | 2018 |
| Revenues | $ 90,021,493 | $ 89,637,344 | $ 232,457,755 | $ 224,333,708 |
| Costs of revenues | 60,760,389 | 62,064,149 | 160,733,528 | 159,758,960 |
| Gross profit | 29,261,104 | 27,573,195 | 71,724,227 | 64,574,748 |
| General and administrative expenses | 5,583,946 | 3,565,708 | 10,919,583 | 8,462,354 |
| Other operating expenses: | | | | |
| Acquisition transaction costs | 687,072 | - | 821,071 | - |
| Preacquisition bonuses | 28,040,000 | - | 28,040,000 | - |
| Income (loss) from operations | (5,049,914) | 24,007,487 | 31,943,573 | 56,112,394 |
| Other income and (expenses): | | | | |
| Management fees | - | - | 637,000 | 1,219,082 |
| Gain on sale of equipment | 5,593 | 158,997 | 103,441 | 323,898 |
| Miscellaneous income | 119,470 | 65,910 | 399,266 | 282,570 |
| Interest income | 542 | 682 | 1,349 | 2,267 |
| Interest expense | - | (317) | - | (3,438) |
| Contributions | (4,956) | (10,515) | (26,726) | (29,287) |
| Total other income, net | 120,649 | 214,757 | 1,114,330 | 1,795,092 |
| Income (loss) before income taxes | (4,929,265) | 24,222,244 | 33,057,903 | 57,907,486 |
| State income taxes | 218,000 | 325,500 | 218,000 | 325,500 |
| Net income (loss) | $ (5,147,265) | $ 23,896,744 | $ 32,839,903 | $ 57,581,986 |

The accompanying notes are an integral part of the condensed combined financial statements.

# PLATEAU EXCAVATION, INC.
# AND AFFILIATES
## CONDENSED COMBINED STATEMENTS OF CHANGES IN OWNERS' EQUITY
## NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
## (UNAUDITED)

| | Common Stock | Retained Earnings | Treasury Stock | Member's Equity | Total Owners' Equity |
|---|---|---|---|---|---|
| **Balance at January 1, 2018** | $ 1,100 | $ 43,937,224 | $ (46,939) | $ 20,099,973 | $ 63,991,358 |
| Capital contributions | - | - | - | 4,105,725 | 4,105,725 |
| Distributions | - | (32,731,332) | - | (4,041,253) | (36,772,585) |
| Net income | - | 57,431,795 | - | 150,191 | 57,581,986 |
| **Balance at September 30, 2018** | $ 1,100 | $ 68,637,687 | $ (46,939) | $ 20,314,636 | $ 88,906,484 |
| | | | | | |
| **Balance at January 1, 2019** | $ 1,100 | $ 59,018,288 | $ (46,939) | $ 20,256,744 | $ 79,229,193 |
| Capital contributions | - | 539,632 | - | - | 539,632 |
| Distributions | - | (16,122,103) | - | (5,300,000) | (21,422,103) |
| Net income | - | 29,901,201 | - | 2,938,702 | 32,839,903 |
| **Balance at September 30, 2019** | $ 1,100 | $ 73,337,018 | $ (46,939) | $ 17,895,446 | $ 91,186,625 |

The accompanying notes are an integral part of the condensed combined financial statements.

PLATEAU EXCAVATION, INC.
AND AFFILIATES
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(UNAUDITED)

| | 2019 | 2018 |
|---|---|---|
| Cash flows from operating activities: | | |
| Cash received from contract owners and customers | $ 197,597,097 | $ 202,093,768 |
| Cash paid to suppliers, subcontractors and employees | (157,603,564) | (150,231,963) |
| Interest received | 1,349 | 2,267 |
| Interest paid | - | (3,438) |
| Income taxes paid | (476,600) | (133,375) |
| Miscellaneous income | 1,036,266 | 1,501,652 |
| Net cash provided by operating activities | 40,554,548 | 53,228,911 |
| Cash flows from investing activities: | | |
| Proceeds from sale of equipment | 306,672 | 480,353 |
| Acquisition of equipment | (8,697,285) | (11,361,321) |
| Acquisition of land | - | (4,041,253) |
| Refunds (payments) of deposits | 10,817 | (545) |
| Net cash used for investing activities | (8,379,796) | (14,922,766) |
| Cash flows from financing activities: | | |
| Payments on long-term debt | (1,086,839) | (926,954) |
| Capital contributions | - | 4,105,725 |
| Distributions | (19,869,655) | (32,731,332) |
| Net cash used for financing activities | (20,956,494) | (29,552,561) |
| Net increase in cash and cash equivalents | 11,218,258 | 8,753,584 |
| Cash and cash equivalents at beginning of period | 15,981,346 | 9,118,101 |
| Cash and cash equivalents at end of period | $ 27,199,604 | $ 17,871,685 |
| Reconciliation of net income to net cash provided by operating activities: | | |
| Net income | $ 32,839,903 | $ 57,581,986 |
| Adjustments to reconcile net income to net cash provided by operating activities: | | |
| Depreciation | 7,870,118 | 7,270,304 |
| Gain on sale of equipment | (103,441) | (323,898) |
| Effect on cash by changes in operating assets and liabilities: | | |
| Accounts receivable | (22,316,725) | (22,330,181) |
| Costs and estimated earnings in excess of billings on uncompleted contracts | (636,575) | 176,840 |
| Other current assets | (203,021) | (218,278) |
| Accounts payable | 5,411,766 | 11,978,314 |
| Billings in excess of costs and estimated earnings on uncompleted contracts | (11,816,493) | (116,619) |
| Other current liabilities | 29,767,616 | (981,682) |
| State taxes payable | (258,600) | 192,125 |
| Total adjustments | 7,714,645 | (4,353,075) |
| Net cash provided by operating activities | $ 40,554,548 | $ 53,228,911 |
| Supplemental schedule of noncash investing and financing activities: | | |
| Contribution of property and equipment by equity owner | $ 539,632 | $ - |
| Distribution of property and equipment to equity owner | $ 1,552,448 | $ 4,041,253 |
| Purchase of debt financed equipment | $ - | $ 690,570 |

The accompanying notes are an integral part of the condensed combined financial statements.

PLATEAU EXCAVATION, INC.
AND AFFILIATES
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(UNAUDITED)

## Note 1 - Summary of Significant Accounting Policies

### a. Combination Policy

**The accompanying financial statements of Plateau Excavation, Inc. have been combined with its two affiliates, LK Gregory Construction, Inc. and DeWitt Excavation, LLC (collectively "the Company", "we" or "our"), which are under common ownership and management. All significant intercompany accounts and transactions have been eliminated. Management has determined that the affiliates do not qualify for consolidation as variable interest entities.**

### b. Condensed Presentation

**The condensed combined financial statements included herein have been prepared by the Company, without audit, in accordance with the rules and regulations of the Financial Accounting Standards Board ("FASB") and should be read in conjunction with the annual report for the year ended December 31, 2018. Certain information and note disclosures prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") have been either condensed or omitted pursuant to FASB rules and regulations. The condensed combined financial statements reflect, in the opinion of management, all normal recurring adjustments necessary to present fairly the Company's financial position at September 30, 2019 and the results of operations and cash flows for the periods presented. The December 31, 2018 condensed combined balance sheet data herein was derived from audited financial statements, but as discussed above, does not include all disclosures required by GAAP. Interim results may be subject to significant seasonal variations, and the results of operations for the three and nine month periods ended September 30, 2019 are not necessarily indicative of the results to be expected for the full year.**

### c. Nature of Business

**Plateau Excavation, Inc. ("Plateau") is a grading contractor performing site excavation and drainage on either a per unit, fixed price, or cost-plus basis throughout the southeast United States.**

**LK Gregory Construction, Inc. ("LK") is a general contractor specializing in drilling and blasting for excavation projects throughout the southeast.**

**DeWitt Excavation, LLC ("DeWitt") was organized on February 2, 2016 as a Florida limited liability company and acquired the assets of DeWitt Excavating, Inc. on March 31, 2016. DeWitt is a grading and utility contractor performing site excavation and drainage on either a per unit, fixed price, or cost-plus basis throughout Florida.**

### d. Revenue Recognition

**Revenues from long-term construction contracts are recognized on the percentage-of-completion method, measured by the percentage of total costs incurred to date to the estimated total costs for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.**

Note 1 – Continued

Contract costs include all direct job costs and those indirect costs related to contract performance, such as indirect labor, payroll taxes, supplies, insurance, equipment repairs and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from final contract settlements, may result in revisions to costs and income and are recognized in the period the revisions are determined.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

e. Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

f. Property and Equipment

Property and equipment are stated at cost and depreciated under the straight-line method over the estimated useful lives of 39 years for building and ranging from 3 to 7 years for equipment, furniture and fixtures.

Depreciation expense for the nine month periods ended September 30, 2019 and 2018 was $7,870,118 and $7,270,304, respectively.

g. Income Taxes

Plateau and LK have each elected to be taxed under Subchapter S of the Internal Revenue Code, whereby federal income taxes are payable by the stockholders on income earned by the Corporation. Certain states allow for payment of state income taxes by the Company and we make provision for any significant state income taxes in the financial statements. DeWitt (a single-member LLC) is treated as a disregarded entity for federal and state income tax purposes whereby the member is taxed individually on his share of DeWitt's earnings. These tax elections result in an unusual relationship between income tax expense and income before income taxes whereby the effective tax rates are significantly less than the expected statutory tax rates.

The Company recognizes income from construction contracts on the percentage-of-completion method for both financial and tax reporting purposes. Depreciation of property and equipment is computed in accordance with various accelerated methods allowable for income tax reporting purposes. Due to these and other temporary differences, income and expenses are reported in different periods for tax and financial reporting. The effect of these temporary differences has not resulted in a material deferred state income tax liability or asset as of September 30, 2019. If the Company were to incur a deferred state tax asset, it would be reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

**Note 1 – Continued**

The Company does not have any unrecognized tax benefit that could significantly change its provision for income tax.

h. **Use of Estimates**

We use estimates and assumptions in preparing these condensed combined financial statements in accordance with accounting principles generally accepted in the United States of America pursuant to FASB rules and regulations for interim financial information. Although management believes the estimates that have been used are reasonable, actual results could vary from the estimates that were used, and those variances could be significant. Management periodically evaluates its estimates for continued reasonableness.

i. **Fair Value of Financial Instruments**

Our financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and debt instruments. The carrying values of cash, accounts receivables and accounts payables, including retainage which may extend beyond one year, are representative of their respective fair values, primarily because of the short maturity of these instruments. The carrying values of the Company's debt instruments approximate their fair values based on current incremental borrowing rates for similar types of borrowing arrangements.

j. **Management's Review of Subsequent Events**

The Company's management has performed a review of subsequent events through the date of the auditors' review report, which is the date the financial statements were available to be issued.

**Note 2 – Backlog**

The following schedule presents a reconciliation of contract backlog representing unsatisfied or partially unsatisfied performance obligations at September 30, 2019:

| | |
|---|---|
| Balance at January 1, 2019 | $184,049,904 |
| New contracts executed and contract adjustments | 206,884,163 |
| | 390,934,067 |
| Contract revenue earned during nine months ended September 30, 2019 | (232,457,755) |
| Balance at September 30, 2019 | $158,476,312 |

**Note 3 – Subsequent Events**

On October 2, 2019, Sterling Construction Company, Inc., a public company, acquired a 100% interest in the Company.